UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 25, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2200 Northern Boulevard, East Hills, NY 11548
(Address of principal executive offices) (Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1: PRESS RELEASE DATED SEPTEMBER 26, 2007
EX-99.2: PRESS RELEASE DATED SEPTEMBER 25, 2007

ITEM 7.01 Regulation FD Disclosure.
On September 26, 2007, Pall Corporation (the “Company”) issued a press release announcing that it has commenced a solicitation of consents from holders of its outstanding $280 million aggregate principal amount of 6% Senior Notes due 2012. The Company’s press release with respect to this matter is attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 8.01 Other Events.
On September 25, 2007, the Company issued a press release providing a status report with respect to the independent inquiry being conducted by the Audit Committee of its Board of Directors and related developments. The Company’s press release with respect to this matter is attached hereto as Exhibit 99.2 and incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated September 26, 2007 (furnished pursuant to Item 7.01).

99.2	Press Release, dated September 25, 2007 (filed pursuant to Item 8.01).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ LISA MCDERMOTT
September 26, 2007	Lisa McDermott
Chief Financial Officer and Treasurer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated September 26, 2007 (furnished pursuant to Item 7.01).
99.2	Press Release, dated September 25, 2007 (filed pursuant to Item 8.01).

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